Exhibit 32.2
CERTIFICATION

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

In connection with the Annual Report of PinstripesNY, Inc. (the "Company") on Form 10-K for the fiscal year ended March 31, 2012 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Clifford Teller, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: June 26, 2012	By:	/s/ Clifford Teller
Clifford Teller, Principal Financial Officer

The foregoing certification is being furnished solely pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code) and is not being filed as part of Form 10-K or as a separate disclosure document.

A signed original of this written statement required by Section 906 has been provided to PinstripesNY, Inc. and will be retained by PinstripesNY, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.